     As Filed With the Securities and Exchange Commission on July 16, 1999
                                                        Registration No. 333-


================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            ______________________
                           THE KEITH COMPANIES, INC.
            (Exact name of registrant as specified in its charter)

                California                           33-0203193
      (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization)             Identification No.)

          2955 Red Hill Avenue, Costa Mesa, California      92626
            (Address of Principal Executive Offices)     (Zip Code)

                           THE KEITH COMPANIES, INC.
                AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN
                           (Full title of the plan)
                                 Aram H. Keith
                            Chief Executive Officer
                           THE KEITH COMPANIES, INC.
                             1955 Red Hill Avenue
                         Costa Mesa, California 92626
                    (Name and address of agent for service)
                                (714) 540-0800
         (Telephone number, including area code, of agent for service)
                                   COPY TO:
                             James S. Weisz, Esq.
                              Rutan & Tucker, LLP
                     611 Anton Boulevard, Fourteenth Floor
                         Costa Mesa, California  92626
                                (714) 641-5100
                        Calculation of Registration Fee


=============================================================================================================================
                                                                    Proposed             Proposed
           Title of securities                 Amount to be     maximum offering     maximum aggregate          Amount of
             to be registered                registered/(1)/     price per unit       offering price        registration fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share        784,236 Shares      $   5.57/(2)/          $4,368,195             $1,215
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share        326,875 Shares      $10.1875/(3)/          $3,330,039             $  926
-----------------------------------------------------------------------------------------------------------------------------
Total                                        1,111,111 Shares            --               $7,698,234             $2,141
=============================================================================================================================

(1) This registration statement covers shares of common stock of The Keith Companies, Inc. which may be offered or sold pursuant to the Amended and Restated 1994 Stock Incentive Plan. This registration statement also relates to an indeterminable number of shares of common stock that may be issued upon stock splits, stock dividends and similar transactions in accordance with Rule 416.
(2) Relates to options previously granted; calculated based on the weighted average exercise price of these options pursuant of Rule 457(h).
(3) Relates to shares of common stock underlying options not yet granted; calculated pursuant to Rules 457(c) and 457(h) on the basis of the average of the high and low sales price reported for these securities by the Nasdaq National Market on July 13, 1999.

===============================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents, as filed by The Keith Companies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Company's Registration Statement on Form S-1 (File No. 333-77273), filed with the Commission on April 28, 1999, together with amendments thereto.

         (b) The Company's prospectus filed with the Commission on July 15, 1999 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Act") in connection with the Company's Registration Statement on Form S-1 (File No. 333-77273), in which there is set forth the Company's audited financial statements for the year ended December 31, 1998.

         (c) The description of the common stock of the Company contained in a Registration Statement on Form 8-A (File No. 000-26561) filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on July 1, 1999, together with any amendment or report filed pursuant to such Exchange Act amending or updating such description.

         (d) Information concerning options issued under the Amended and Restated 1994 Stock Incentive Plan, including the amounts outstanding, exercises, prices and expiration dates, which will be included in the future, either in the Company's proxy statements, annual reports or appendices to this Registration Statement.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to the part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company shall provide without charge to each participant for whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Registration Statement. Such requests should be directed to: Chief Financial Officer, The Keith Companies, Inc., 2955 Red Hill Avenue, Costa Mesa, California 92626, (714) 540-0800.


ITEM 4.  Description of Securities.
         -------------------------

         Not Applicable


ITEM 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable

ITEM 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Company's Amended and Restated Articles of Incorporation (the "Articles") provide that the liability of the Company's directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Company for breach of a director's duties to the Company or its shareholders except for liability: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interest of the Company or its shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction for which a director derived an improper benefit; (iv) for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders; (vi) with respect to certain transactions, or the approval of transactions in which a director has a material financial interest; and (vii) expressly imposed by statute, for approval of certain improper distributions to shareholders or certain loans or guarantees.

         The Articles also authorize the Company to provide indemnification to its agents (as defined in Section 317 of the California Corporations Code), through the Company's Amended and Restated Bylaws (the "Bylaws") or through agreements with such agents or both, for breach of duty to the Company and its shareholders, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

         The Bylaws of the Company provide for indemnification of the Company's officers, directors, employees, and other agents to the extent and under the circumstances permitted by California law. The Bylaws further provide that no indemnification shall be made in the case of a derivative suit in respect to any claim as to which such person has been adjudged to be liable to the corporation, except with court approval, nor shall indemnification be made for amounts paid in settling or otherwise disposing of a pending action without court approval, or for expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. Indemnification under the Bylaws is mandatory in the case of an agent of the Company (present or past) who is successful on the merits in defense of a suit against him or her in such capacity. In all other cases where indemnification is permitted by the Bylaws, a determination to indemnify such person must be made by a majority of a quorum of disinterested directors (if a quorum of directors is not obtainable, by independent legal counsel in a written legal opinion), a majority of disinterested shareholders, or the court in which the suit is pending.

         The Company has entered into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in the Articles and Bylaws. Among other things, these agreements provide that the Company will indemnify, subject to certain requirements, each of the Company's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services by such person as a director or officer of the Company, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Company.


ITEM 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable

ITEM 8.  Exhibits.
         --------

         The following is a list of exhibits filed as part of the Registration
Statement:

Exhibit
Number              Exhibit
------              -------

   4.1   Amended and Restated 1994 Stock Incentive Plan.

   4.2   Form of The Keith Companies, Inc. Nonqualified Stock Option
         Agreement.

   4.3   Form of The Keith Companies, Inc. Incentive Stock Option Agreement.

   5     Opinion of Rutan & Tucker, LLP.

   23.1  Consent of Rutan & Tucker, LLP (included in Exhibit 5).

   23.2  Consent of KPMG LLP.

   24.1  Power of Attorney (see p. 7).


ITEM 9.  Undertakings.
         ------------

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement):

             (i) To include any prospectus required by Section 10(a)(3) of the Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California on July 16, 1999.

                              THE KEITH COMPANIES, INC.,
                              a California Corporation


                              By: /S/ ARAM H. KEITH
                                 -------------------------------------------
                                  Aram H. Keith, Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aram H. Keith and Gary C. Campanaro, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, including a majority of the Board of Directors, in the capacities and on the date indicated.


         Signature                             Title                         Date
----------------------------   --------------------------------------    -------------

/S/  ARAM H. KEITH             Chairman of the Board and Chief           July 16, 1999
----------------------------   Executive Officer (Principal
Aram H. Keith                  Executive Officer)


/S/ERIC C. NIELSEN             President                                 July 16, 1999
----------------------------
Eric C. Nielsen


/S/ GARY C. CAMPANARO          Chief Financial Officer, Secretary and    July 16, 1999
----------------------------   Director (Principal Accounting
Gary C. Campanaro              Officer)


/S/ WALTER W. CRUTTENDEN       Director                                  July 16, 1999
----------------------------
Walter W. Cruttenden, III


/S/ JERRY M. BRICKMAN          Chief Operating Officer                   July 16, 1999
----------------------------
Jerry M. Brickman


                               Director                                  July __, 1999
----------------------------
George Deukmejian


                               Director                                  July __, 1999
----------------------------
Christine Diemer Iger

                                 EXHIBIT INDEX



4.1  Amended and Restated 1994 Stock Incentive Plan

4.2  Form of The Keith Companies, Inc. Nonqualified Stock Option Agreement

4.3  Form of The Keith Companies, Inc. Incentive Stock Option Agreement

5    Opinion of Rutan & Tucker, LLP

23.1 Consent of Rutan & Tucker, LLP (included in Exhibit 5)

23.2 Consent of KPMG LLP

24.1 Power of Attorney (see p. 7)